UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

EQUITY MEDIA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

EBC Buffalo, Inc. (“Buyer”), a subsidiary of Equity Media Holdings Corporation (“Equity Media”), entered into an asset purchase agreement (“Agreement”) with Renard Communications Corp. (“Seller”) for the purchase of certain licenses, construction permits and other instruments of authorization (collectively “Licenses,” described below) issued by the Federal Communications Commission (“FCC”) and certain other assets (together with the Licenses, “Assets”). The Agreement became effective on August 15, 2007 upon approval by the Equity Media’s board of directors and the lender.

The Assets include Licenses for Class A television station WMBQ-CA, Channel 46, Manhattan, New York with a corresponding digital authorization for Channel 10 (WMBQ-LD) and WBQM-LP, Channel 3, Brooklyn, New York (collectively, the “Stations”), and related items as specified in the Agreement.

Buyer will pay an aggregate of $8,000,000 for the Assets, which constitute all the assets used in connection with operating the Stations. The Buyer also is obligated to deposit $400,000 (“Deposit”) in escrow, which will be held in escrow pending closing. At the closing, Buyer will pay $6,000,000 in immediately available funds, which amount will include the Deposit, and will deliver a secured promissory note (“Note”) for the remaining $2,000,000. The Note will have a three-year term and will accrue interest at 6% per year, requiring monthly interest payments only until the expiration of the term, at which time the principal amount will become due and payable. The Seller will have a security interest, documented by a Security Agreement executed simultaneously with the closing, in the Brooklyn station only. The payment will be increased or decreased such that Seller is entitled to all revenue and is liable for all expenses allocable to the period prior to the closing and Buyer is entitled to all revenue and is liable for all expenses allocable to the period following the closing. Seller will assign and Buyer will assume certain listed contracts.

The closing of the Agreement is subject to conditions, including FCC consent to the assignment of the Licenses. Seller and Buyer agree to promptly prepare an application for assignment of the Licenses and to fully prosecute the application, but neither party is required to engage in a trial-type hearing. Each party will bear its own costs, and the filing fees shall be split evenly. The closing will occur between five business days after the FCC grants consent and ten business days after the grant becomes a final order.

The Agreement may be terminated by either party if the closing has not occurred by June 1, 2008; the conditions of the other party have not been met as of the closing date; or the other party is in breach.

Item 7.01.	Regulation FD Disclosure.

On August 17, 2007, Equity Media issued a press release (“New York Press Release”) announcing that it had entered into an agreement to purchase three low power television stations in New York. The agreement is described in detail in Item 1.01 above. The New York Press Release is attached hereto as Exhibit 99.1.

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Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

10.1	Asset Purchase Agreement, by and between EBC Buffalo, Inc. and Renard Communications Corp., dated August 6, 2007, effective August 15, 2007.

10.2	Consent to Asset Purchase Agreement by Wells Fargo Foothill, Inc., as Collateral Agent and a Lender, and by the Lenders listed on the signature page thereto, dated August 15, 2007.

99.1	Press Release announcing acquisition of three New York City television stations, dated August 17, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2007	EQUITY MEDIA HOLDINGS CORPORATION

	By:	/s/ Larry Morton
Larry Morton
Chief Executive Officer and President

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